UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): August 21, 2025
Curis, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-30347	04-3505116
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

128 Spring Street, Building C - Suite 500, Lexington, MA 02421
(Address of Principal Executive Offices) (Zip Code)
(617) 503-6500
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	CRIS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
As previously disclosed, on February 21, 2025, Curis, Inc. (the “Company”) received notice from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) that the Company was not in compliance with Nasdaq Listing Rule 5550(b)(2) (the “MVLS Requirement”), as the market value of the Company’s listed securities had been below $35,000,000 for the previous 30 consecutive trading days. Nasdaq provided the Company with a compliance period of 180 calendar days, or until August 20, 2025 (the “Compliance Period”), to regain compliance with the MVLS Requirement.
On August 21, 2025, the Company received notice from the Staff stating that, because the Company has not regained compliance with the MVLS Requirement, its securities would be delisted from The Nasdaq Capital Market unless the Company timely appeals the Staff’s delisting determination by requesting a hearing before the Nasdaq Hearings Panel (the “Panel”) by August 28, 2025.
The Company intends to make a timely request for a hearing before the Panel to appeal the Staff’s determination. The Company’s request for a hearing will stay the suspension and delisting of the Company’s securities by the Staff pending the ultimate outcome of the hearing. The Company’s common stock will remain listed and eligible for trading on Nasdaq pending the Panel’s decision; however, there can be no assurance that the Company will ultimately regain compliance and remain listed on Nasdaq.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curis, Inc.

Date:	August 22, 2025	By:	/s/ Diantha Duvall
Diantha Duvall
Chief Financial Officer